Exhibit 23

Consent of Independent Registered Public Accounting Firm

Healthcare Realty Trust Incorporated
Nashville, Tennessee

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 033-79452) and Form S-8 (No. 333-145184 and No. 033-97240) of Healthcare Realty Trust Incorporated of our reports dated February 17, 2015, relating to the consolidated financial statements and financial statement schedules, and the effectiveness of Healthcare Realty Trust Incorporated’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Nashville, Tennessee
February 17, 2015